Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K for the year ending September 30, 2020 of Virtual Interactive Technologies Corp., a Nevada corporation (the “Company”), as filed with the Securities and Exchange Commission (the “Annual Report”), James W. Creamer III, the Principal Executive and Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

1.	This Annual Report fully complies with the requirements of Section 13(a) or15(d) of the Securities and Exchange Act of 1934, as amended; and

2.	The information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

December 29, 2020
/s/ James W. Creamer III
James W. Creamer III
Principal Financial Officer